STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of January 23, 2007, by and between NBOG Bancorporation, Inc., a Georgia corporation (the "COMPANY"), with its principal offices at 807 Dorsey Street, Gainesville, Georgia 30501, The National Bank of Gainesville, a national banking association and wholly owned subsidiary of the Company (the "BANK") and William R. Blanton (the "PURCHASER").

     NOW, THEREFORE, in consideration of the mutual warranties, representations, covenants, and agreements set forth herein, and other good and valuable consideration and the receipt and sufficiency of which are acknowledged, the Company, the Purchaser and the Bank, intending to be legally bound, agree as follows:

                                   ARTICLE ONE
                                   TRANSACTION

     Section 1.1.     Agreement to Sell and Purchase the Shares.  Subject to the
                      -----------------------------------------
terms of this Agreement, at the Effective Time, the Company will sell to Purchaser, and the Purchaser will buy from the Company, 535,714 newly issued shares of the Company (the "SHARES") with an aggregate Market Value Per Share of $1.5 million, and to the extent required by the Regulatory Authorities up to an additional 178,572 shares with an aggregate purchase price of $2.0 million (the "PURCHASE PRICE"), based on a Market Value Per Share of $2.80 which is subject to adjustment pursuant to Section 4.2 of this Agreement. Following closing of the transaction contemplated hereunder, Purchaser may sell all or a portion of the Shares without restriction, other than those restrictions necessary to comply with federal and state securities laws.

     Section 1.2     Agreement to Issue and Purchase Warrant.  Subject to the
                     ---------------------------------------
terms of this Agreement, at the Effective Time, the Company will issue to the Purchaser a warrant to purchase the number of shares purchased pursuant to
Section 1.1 of this Agreement at the Closing at an exercise price equal to the Market Value Per Share which is subject to adjustment pursuant to Section 4.2 of this Agreement. Following closing of the transaction contemplated hereunder, Purchaser may sell all or a portion of the warrants issued without restriction, other than those restrictions necessary to comply with federal and state securities laws.

     Section 1.3     Preferred Stock.  In the event the Company fails to obtain
                     ---------------
regulatory approval to redeem all outstanding shares of the Company's preferred stock (the "PREFERRED STOCK") within ninety (90) days of the Effective Time, the Purchaser will offer to purchase, or to accept any offers to sell to the Purchaser, any and all outstanding shares of Preferred Stock from the holders thereof at $10.00 per share, the face value of the Preferred Stock, subject to delivery of unencumbered certificates representing the shares of Preferred Stock.

     Section 1.4.     The Closing.
                      -----------

          (a) Upon the terms and subject to the conditions of this Agreement, the completion of the purchase and sale of the Shares (the "CLOSING") shall occur at the offices of

Nelson Mullins Riley & Scarborough LLP, located at 999 Peachtree Street, Suite 1400, Atlanta, Georgia 30309, at 10:00 am (EST) on the third business day following satisfaction of all of the closing conditions identified in Article Six of this Agreement, or at such other place and time as the parties may agree (the "EFFECTIVE TIME").

          (b) Upon the Closing, the Company shall issue, or cause its Transfer Agent to issue, to the Purchaser one ore more stock certificates registered in the name of Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, representing the Shares (the "CERTIFICATE").

          (c) Upon the Closing, Purchaser shall deliver to the Company, the Purchase Price pursuant to the following wire instructions:

          Wire to:            The Bankers Bank, Atlanta, GA
                              ABA #: 061003415

          For Credit to:      The National Bank of Gainesville
                              807 Dorsey Street
                              Gainesville, GA 30501
                              ABA #: 061120084
                              Account #: 1006112008

                                   ARTICLE TWO
                        REPRESENTATIONS AND WARRANTIES OF
                            THE COMPANY AND THE BANK

     The Company and the Bank, as applicable, represents and warrants to the Purchaser, except as set forth on the Disclosure Schedule with respect to each such Section below, as follows:

     Section 2.1     Organization, Standing and Power.  The Company is a
                     --------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the "BHCA"). The Bank is a national banking association, duly organized, validly existing and in good standing under the laws of the United States of America. Each of the Company and the Bank has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets. Each of the Company and the Bank is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdiction where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed. The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits held by the Bank are insured by the FDIC's Bank Insurance Fund.

     Section 2.2     Authority of the Company; No Breach by Agreement.
                     ------------------------------------------------

          (a) The Company has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transaction contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. Subject to any necessary approvals, this Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will
(i) conflict with or result in a breach of any provision of the Company's articles of incorporation or bylaws or the certificate or articles of incorporation or association or bylaws of the Bank or any resolution adopted by the board of directors or the shareholders of the Company or the Bank; (ii) except as disclosed in Section 2.2 of the Disclosure Schedule, constitute or result in a Default under, or require any consent pursuant to, or result in the creation of any lien on any asset of the Company or the Bank under, any contract or permit of the Company or the Bank; or (iii) subject to receipt of the requisite consents, constitute or result in a Default under, or require any consent pursuant to, any law or order applicable to the Company or the Bank or any of their respective material assets.

          (c) Other than in connection or compliance with the provisions of Securities Laws and applicable state corporate and securities laws, and other than consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, or consent of, any Governmental Authority is necessary for the consummation by the Company of the transactions contemplated in this Agreement.

     Section 2.3     Capital Stock.
                     -------------

          (a) The authorized capital stock of the Company consists only of 50,000,000 shares of the Company's common stock, of which 993,560 shares are issued and outstanding as of the date of this Agreement, and 10,000,000 shares of preferred stock, including 50,000 shares of Series A Preferred Stock, of which 35,000 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the current or past shareholders of the Company.

          (b) Except as disclosed on Section 2.3(b) of the Disclosure Schedule, there are no shares of capital stock or other equity securities of the Company reserved for issuance and no outstanding rights relating to the capital stock of the Company.

          (c) Except as disclosed on Section 2.3(c) of the Disclosure Schedule, there are no shares of the Company's capital stock or other equity securities of the Company outstanding and there are no outstanding rights with respect to any of the Company's securities or any right or privilege (whether pre-emptive or contractual) capable of becoming a contract or right for the purchase, subscription, exchange or issuance of any securities of the Company.

     Section 2.4     Issuance Sale and Delivery of the Shares.  The Shares have
                     ----------------------------------------
been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     Section 2.5     Company Subsidiaries.
                     --------------------

     The Company has disclosed in Section 2.5 of the Disclosure Schedule each of the Company Subsidiaries that is a corporation (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and each of the Company Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the form of organization and the law under which such entity is organized, each jurisdiction in which it is qualified or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 2.5 of the Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock (or other equity interests) of each Company Subsidiary. No capital stock (or other equity interest) of any Company Subsidiary is or may become required to be issued by reason of any rights, and there are no contracts by which any Company Subsidiary is bound to issue additional shares of its capital stock (or other equity interests) or rights or by which any Company Subsidiary is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Company Subsidiary. There are no contracts relating to the rights of any Company Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of any Company Subsidiary. All of the shares of capital stock (or other equity interests) of each Company Subsidiary are fully paid and nonassessable (except as provided in 12 U.S.C. Sec.55 with respect to the Bank) and are owned directly or indirectly by the Company free and clear of any lien. Except as disclosed in
Section 2.5 of the Disclosure Schedule, each Company Subsidiary is a national banking association, corporation, limited liability company, limited partnership or limited liability partnership, and each such Company Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the corporate or entity power and authority necessary for it to own, lease, and operate its assets and to carry on its business as now conducted. Each Company Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its assets or the nature or conduct of its business requires it to be so qualified or licensed.

     Section 2.6     Financial Statements.  The Company has disclosed to the
                     --------------------
Purchaser copies of audited consolidated statements of financial condition as of December 31, 2005 and 2004, and its audited consolidated statements of income, shareholders' equity and cash flow for the two years ended December 31, 2005 and 2004, together with notes thereto, and its unaudited consolidated statements of financial condition as of September 30, 2006, and unaudited consolidated statements of income and cash flows for the three-months ended September 30, 2006 and 2005, together with notes thereto (the "UNAUDITED INTERIM FINANCIALS"). The financial statements provided (i) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, (ii) are in accordance with the Company's books and records, and (iii) present fairly the Company's consolidated financial condition, assets and liabilities, results of operations, changes in shareholders' equity and changes in cash flows as of the dates indicated and for the periods specified therein.

     Section 2.7     Absence of Undisclosed Liabilities.  Neither the Company
                     ----------------------------------
nor the Bank has any material liabilities or obligations, whether known or unknown, matured or unmatured, accrued, absolute, contingent or otherwise, whether due or to become due (including without limitation tax liabilities or unfunded liabilities under employee benefit plans or arrangements), other than those reflected in the Unaudited Interim Financials.

     Section 2.8     Absence of Certain Changes or Events.  Except as disclosed
                     ------------------------------------
in Section 2.8 of the Disclosure Schedules: (i) there have been no events, changes, or occurrences which resulted in, or are reasonably likely to result in, individually or in the aggregate, a Material Adverse Change on the Company,
(ii) neither the Company nor the Bank has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach of any of the covenants and agreements of the Company provided in this Agreement, and (iii) since December 31, 2005, the Company and the Bank have conducted their respective businesses in the ordinary course of business consistent with past practice.

     Section 2.9     Tax Matters.  The Company and the Bank are in compliance
                     -----------
with and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and tax withholding requirements under federal, state and local tax laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code of 1986, as amended.

     Section 2.10    Environmental Matters.
                     ---------------------

     The representations and warranties in this Section 2.10 are the sole representations and warranties with respect to environmental, health and safety matters, and no other representations and warranties shall be deemed to apply to such matters. Except as specifically disclosed in Section 2.10 of the Disclosure Schedule:

          (a) The Company and, to the Company's Knowledge, each of the Participation Facilities and Loan Properties (each as hereinafter defined) is in compliance with all Environmental Laws, including, but not limited to, all applicable federal, state and local laws, including common law, regulations and ordinances, and all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace.

          (b) There is no proceeding pending or, to the Company's Knowledge, threatened, before any Governmental Authority or other forum in which the Company, the Bank, any Participation Facility or any Loan Property, has been or, with respect to the threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by the Company or the Bank, any Participation Facility or any Loan Property.

          (c) To the Company's Knowledge, during the period of (x) the Company's or the Bank's ownership or operation of any of the current or former property, (y) the Company's or the Bank's participation in the management of any Participation Facility, or (z) the Company's or the Bank's interest in any Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property the presence of which would trigger any reporting, clean up, or remedial obligation pursuant to any Environmental Law, except for such releases which are not reasonably likely to have, individually or in the aggregate a Material Adverse Change. To the Company's knowledge, prior to the period of (x) the Company's or the Bank's ownership or operation of any of the current or former property, (y) the Company's or the Bank's participation in the management of any Participation Facility, or (z) the Company's or the Bank's interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property the presence of which would trigger any reporting, clean up, or remedial obligation pursuant to any Environmental Law, except for such releases which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

The following definitions apply for purposes of this Section 2.10: (x) "HAZARDOUS MATERIALS" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum, friable asbestos, polychlorinated biphenyls or other regulated substances or materials that are hazardous to the environment or human health; (y) "LOAN PROPERTY" means any property that secures or secured any loans held by the Bank; and (z) "PARTICIPATION FACILITY" means any facility in which the Company or the Bank participates in the management and, where required by the context, said term means the owner or operator of such property.

     Section 2.11    Compliance with Laws.  Except as described in the SEC
                     --------------------
Reports, the Company and the Company Subsidiaries have complied and are in compliance in all material respects with all federal, state and local statutes, regulations, ordinances and rules as now in effect and applicable to the ownership and operation of their properties or the conduct of their businesses as currently being conducted (including, without limitation, all regulations and orders of, or agreements with, any Governmental Authority).

     Section 2.12    Legal Proceedings.  Except as disclosed in Section 2.12 of
                     -----------------
the Disclosure Schedule, there are no legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened to which the Company or any of the Company Subsidiaries is or may be a part or of which property owned or leased by the Company or any of the Company Subsidiaries is or may be the subject, or related to discrimination matters, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent which might reasonably be expected to materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Change. Except as disclosed in
Section 2.12 of the Disclosure Schedule, neither the Company nor any of the Company Subsidiaries is party to or subject to the provisions of any material injunction, judgment, decree, or order of any Governmental Authority.

     Section 2.13    Reports.  Except as disclosed in Section 2.13 of the
                     -------
Disclosure Schedule, since the Company's and the Bank's inception, each has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that such party was required to file with Governmental Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable laws. As of their respective dates, such reports and documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     Section 2.14    Books and Records.  The books, records and accounts of the
                     -----------------
Company and the Bank accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and the Bank. The Company and the Bank each maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit timely preparation of financial statements in accordance with generally accepted accounting principles and the Rules and Regulations and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002, as amended (the "SARBANES-OXLEY ACT") and any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct; the Company maintains adequate "disclosure controls and procedures" (as defined in Rule 13a-14(c) under the Exchange Act); the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

     Section 2.15    Related Party Transactions.  Except as set forth on
                     --------------------------
Section 2.15 of the Disclosure Schedule, no transaction involving more than $5,000 in the aggregate has occurred between the Company and any of its officers or directors, any affiliate or affiliates of any such officer or director, or any Person related to any such officers or director by blood, marriage or adoption, not more remote than first cousin, that is not described in the Company's filings with the SEC. In addition, except as set forth on Section 2.15 of the Disclosure Schedule, neither the Company nor the Bank is a party to, or has obligations under or will have obligations under, any agreement, arrangement, contract or other understanding, written or oral, involving more than $5,000 in the aggregate, with any of their officers or directors, any affiliate or affiliates of any such officer or director, or any Person related to any such officers or director by blood, marriage or adoption, not more remote than first cousin, that is not described in the Company's filings with the SEC.

     Section 2.16    Regulatory Matters.  Neither the Company nor the Bank has
                     ------------------
taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required consents from any Regulatory Authority.

     Section 2.17    Brokers and Finders.  Except as set forth in Section 2.17
                     -------------------
of the Disclosure Schedule, no brokers', agents' or finders' commission or fee will be owed to any Person as a result of the consummation of the transactions contemplated by this Agreement. The Company will pay at the Effective Time all fees or commissions due from the Company to any broker, finder, or agent with respect to the transactions contemplated hereunder.

     Section 2.18    Insurance.  The Company and the Bank maintain insurance of
                     ---------
the types and in the amounts that the Company reasonably believes is adequate for their businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company or the Bank against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies; to the Company's Knowledge, all policies of insurance and fidelity or surety bonds insuring the Company or the Bank or their respective businesses, assets, employees, officers and directors are in full force and effect; to the Company's Knowledge, the Company and the Bank are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor the Bank has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that is not materially greater than the current cost. Neither the Company nor the Bank has been denied any insurance coverage which they have sought or for which they applied.

     Section 2.19    Properties.  Each of the Company and the Bank has good and
                     ----------
marketable title to all the properties and assets reflected as owned by them in the consolidated financial statements included in the SEC Reports, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements; or (ii) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company or the Bank. Each of the Company and the Bank holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. The

Company and the Bank own or lease all such properties as are necessary to their operations as now conducted.

     Section 2.20    Intellectual Property.  Except as set forth in Section
                     ---------------------
2.20 of the Disclosure Schedule, the Company and the Bank own or have obtained valid and enforceable licenses or options for all Intellectual Property necessary for the conduct of the Company's and the Bank's respective businesses as currently conducted. Except as set forth in Section 2.20 of the Disclosure Schedule, to the Company's knowledge: (i) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or the Bank that would preclude the Company or the Bank from conducting their respective businesses as currently conducted, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or the Bank; (ii) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or the Bank;
(iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or the Bank in or to any Intellectual Property owned, licensed or optioned by the Company or the Bank, other than non-material claims; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or its subsidiaries, other than non-material claims; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or the Bank infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material claims.

     Section 2.21    Disclosure of Material Facts.  No representation or
                     ----------------------------
warranty of the Company or the Bank in this Agreement and no statement in the Disclosure Schedule omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     Section 2.22    Survival of Representations, Warranties and Agreements.
                     ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements and warranties made by the Company and the Bank herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.


                                  ARTICLE THREE
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser represents and warrants to the Company and the Bank as follows:

     Section 3.1     Securities Law Representation and Warranty.
                     ------------------------------------------

          (a) The Purchaser hereby represents and warrants to, and covenants with, the Company and the Bank as follows (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information the Purchaser deems relevant in making an informed decision to evaluate the merits and risks of a purchase of the Shares; (ii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and (iii) the Purchaser can bear the economic risk and complete loss of his investment in the Shares.

          (b) The Purchaser is acquiring the Shares in the ordinary course of his business and for his own account, not as nominee or agent, and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares except pursuant to sales registered or exempted under the Securities Act.

          (c) The Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the provisions of this Agreement and the Securities Act, applicable state securities laws and the respective rules and regulations thereunder.

          (d) The Purchaser has been furnished with all materials relating to the business, financial condition, results of operations, properties, management, operations and prospects of the Company and the Bank which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received answers from an authorized representative of the Company which are satisfactory to the Purchaser.

     Section 3.2     Purchaser's Authority.  The Purchaser further represents
                     ---------------------
and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity.

     Section 3.3     No Advice.  The Purchaser understands that nothing in this
                     ---------
Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as the Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

     Section 3.4     Available Financing.  The Purchaser further represents and
                     -------------------
warrants that he currently has, and will have at the Effective Time, sufficient funds to complete the contemplated transactions.

     Section 3.5     Regulatory Matters.  The Purchaser has not taken or agreed
                     ------------------
to take any action or has any knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any required consents from any Regulatory Authority.

     Section 3.6     Survival of Representations, Warranties and Agreements.
                     ------------------------------------------------------
Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements and warranties made by the Purchaser herein and in the certificates for the Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares being purchased and the payment therefor.

                                  ARTICLE FOUR
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     Section 4.1     Affirmative Covenants.
                     ---------------------

          (a) From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, the Company and the Bank shall (i) operate its businesses only in the usual, regular, and ordinary course; (ii) use commercially reasonable efforts to preserve intact its business organization and assets and maintain its rights and franchises; (iii) use commercially reasonable efforts to cause its representations and warranties to be correct at all times; (iv) use best efforts to provide all information requested by the Purchaser related to the transaction contemplated hereunder; and (v) take no action which would (A) adversely affect the ability of any party to obtain any consents required for the transactions contemplated hereby; or (B) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

          (b) The Company and the Bank shall cooperate with the Purchaser and provide all necessary corporate approvals, and cooperate in seeking all approvals of the transactions contemplated hereunder as requested by the Purchaser. The Purchaser shall cooperate with the Company and the Bank and provide all necessary approvals, and cooperate in seeking all approvals of the transactions contemplated hereunder as requested by the Company.

          (c) The Purchaser shall use his reasonable best efforts to promptly prepare and file all necessary documentation and applications, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all consents of all Regulatory Authorities and other Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement. The Purchaser shall file all necessary documentation and application to all Regulatory Authorities as promptly as practicable, and in no event more than fifteen (15) days following the signing of this Agreement. The Purchaser agrees that he will consult with the Company and the Bank with respect to the obtaining of all consents of all Regulatory Authorities and other Persons necessary or advisable to consummate the transactions contemplated by this Agreement and will keep the Company and the Bank apprised of the status of matters relating to the contemplation of the transactions contemplated herein. The Purchaser also shall promptly advise the Company and the Bank upon receiving any communication from any Regulatory Authority or other Person whose consent is required for consummation of the transaction contemplated by this Agreement which causes him to believe that there is a reasonable likelihood that any requisite consent will not be obtained or that the receipt of any such consent will be materially delayed. The Company and the Bank shall promptly advise the Purchaser upon receiving any communication from any Regulatory

Authority or other Person whose consent is required for consummation of the transaction contemplated by this Agreement which causes them to believe that there is a reasonable likelihood that any requisite consent will not be obtained or that the receipt of any such consent will be materially delayed.

     Section 4.2     Adverse Changes in Condition.  The Company and the Bank
                     ----------------------------
agree to give written notice promptly to the Purchaser upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it which (i) resulted in or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Change; (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein; (iii) would be reasonably likely to prevent or materially interfere with the consummation of the transactions contemplated hereunder; or
(iv) results in a book value per share below $2.40, and to use its reasonable efforts to prevent or promptly to remedy the same. In the event the book value per share falls below $2.40, the Market Value Per Share shall be reduced on a penny for penny basis; for example, if the book value per share is $2.20, the Market Value Per Share shall be reduced to $2.60 and the number of Shares shall be adjusted accordingly so that the aggregate Purchase Price remains the same.

     Section 4.3     Reports.  Each of the Company and the Bank shall file all
                     -------
reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time. The Company and the Bank shall provide the Purchaser with copies of such reports. The financial statements in any such reports filed under the Exchange Act or with any other Regulatory Authority will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP. As of their respective dates, such reports filed under the Exchange Act or with any other Regulatory Authority will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Agency shall be prepared in accordance with the laws applicable to such reports. Each of the Company and the Bank shall also furnish promptly to purchaser all other information concerning its business, properties and personnel as Purchaser may reasonably request.

     Section 4.4     Agreement as to Efforts to Consummate.  Subject to the
                     -------------------------------------
terms and conditions of this Agreement, the Company, the Bank and the Purchaser agree to use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using their reasonable efforts to lift or rescind any order adversely affecting their ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 6.

     Section 4.5     Press Releases.  Prior to the Effective Time, the Company
                     --------------
shall consult with the Purchaser as to the form and substance of any press release, communication with the Company's shareholders, or other public disclosure materially related to this Agreement, or any other transaction contemplated hereby; provided, however, that nothing in this Section 4.5 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by law.

     Section 4.6     Negative Covenants.  From the date of this Agreement until
                     ------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the Purchaser shall have been obtained, the Company and the Bank covenant and agree that it will not do or agree or commit to do, any of the following:

          (a) Amend the articles of incorporation, articles of association, bylaws or other governing instruments of the Company or the Bank, except as reasonably requested by the Purchaser.

          (b) Repurchase, redeem, or otherwise acquire on exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of the Company, or declare or pay any dividend or make any other distribution in respect of the Company's capital stock.

          (c) Except as set forth in this Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of the Company's common stock.

          (d) Adjust, split, combine or reclassify any common stock of the Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of the Company's common stock.

          (e) (i) except as contemplated by this Agreement, grant any bonus or increase in compensation or benefits to the employees, officers or directors of the Company or the Bank; (ii) commit or agree to pay any severance or termination pay, or any stay or other bonus to any of the Company's or the Bank's directors, officers or employees; (iii) enter into or amend any severance agreements with officers, employees, directors, independent contractors, or agents of the Company or the Bank; (iv) change any fees or other compensation or other benefits to directors of the Company or the Bank; (v) hire any executive officer; (vi) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any rights or restricted stock, or reprice rights granted under the Company's stock plans or authorize cash payments in exchange for any rights; or accelerate or vest or commit or agree to accelerate or vest any amounts, benefits or rights payable by the Company or the Bank.

          (f) Enter into, modify, amend or terminate any material contract other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $10,000 per annum.

          (g) Except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of the Company or the Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan.

          (h) Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines.

     Section 4.7     Investigation and Confidentiality.
                     ---------------------------------

          (a) Prior to the Closing, each Party shall keep the other Party advised of all material developments relevant to the consummation of the transactions contemplated hereby and shall permit the other Party to make or cause to be made such investigation of its business and properties and of their respective financial and legal conditions as the other Party reasonably requests, provided, that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to relay on the representations and warranties of the other Party.

          (b) In addition to each Party's obligations pursuant to Section 4.7(a), each Party shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning it, its businesses, operations and financial position and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a material adverse effect.

     Section 4.8     Protection of Existing Shareholders.  The Purchaser
                     -----------------------------------
covenants that for a period of eighteen (18) months following the Effective Time that he, in his role as a director of the Company, unless in good faith, after consultation with and receipt of a written opinion from legal counsel that the failure to take such action would be inconsistent with his fiduciary duties, will not support, vote for, or promote, and as a shareholder of the Company will not vote for, any transaction or reorganization which does not by its terms provide to the current shareholders, as of the Effective Time, a minimum price of $5.00 per share for existing shares, subject to any anti-dilution provision. Notwithstanding the above, nothing in this Agreement shall prevent a current shareholder from selling its shares, and Blanton from purchasing such shares, for less than $5.00 per share, to the extent such parties agree to such terms.

     Section 4.9     Additional Capital.  If a Regulatory Authority requires the
                     ------------------
Company or the Bank to raise additional capital prior to the Effective Time, the Company or the Bank may sell (a) additional shares of the Company's common stock at a price of $2.80 per share to meet the Regulatory Authority's capital requirements, (b) additional shares of the Company's Series A Preferred Stock at a price of $10.00 per share to meet the Regulatory Authority's capital requirements; or (c) a combination of (a) and (b). The Company shall first offer any shares of Common Stock or Preferred Stock to be sold pursuant to this
Section 4.9 to the Purchaser. Only to the extent the Purchaser declines to purchase additional shares of Common Stock or Preferred Stock to meet the Regulatory Authority's capital requirements shall the Company be allowed to offer such shares to other parties.

                                  ARTICLE FIVE
                                 INDEMNIFICATION

     Section 5.1     Indemnification Provisions for Benefit of the Purchaser.
                     -------------------------------------------------------
The Purchaser agrees that indemnification is the sole remedy for the matters listed in this Section 5.1. Subject to any limitation on their ability to indemnify based on federal or state securities laws or the requirements of the Regulatory Authorities, the Company and the Bank agree, that for a period of eighteen (18) months following the Effective Time, to indemnify, defend and hold harmless the Purchaser against any losses, claims, damages, liabilities, costs or expenses, joint or several, to which the Purchaser may become subject due to a third party claim, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected in accordance with Section 5.4 below), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the SEC Reports, or any amendment or supplement thereto, filed prior to the Effective Time or (ii) the omission or alleged omission to state in any of the SEC Reports filed prior to the Effective Time a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading; or (iii) in whole or in part on any inaccuracy in the representations and warranties of the Company and the Bank contained in this Agreement, or any failure of the Company or the Bank to perform their obligations hereunder or under the law; or (iv) any violation or alleged violation by the Company prior to the Effective Time of the Securities Act, the Exchange Act, as amended, state blue sky laws or any rule or regulation promulgated thereunder, and will reimburse the Purchaser for any legal and other expenses as such expenses are reasonably incurred by the Purchaser in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, the Company and
                                             --------  -------
the Bank will not be liable in any such case to the extent that any loss, claim, damage, liability, expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any SEC Report, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company or the Bank by or on behalf of the Purchaser expressly for use therein or the failure of the Purchaser to comply with the covenants and agreements contained in this Agreement or the inaccuracy of any representation made by the Purchaser in this Agreement.

     Section 5.2     [Reserved]

     Section 5.3     Claim Procedure.  Upon obtaining knowledge of any facts,
                     ---------------
claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, the indemnified party shall prior to the expiration of eighteen (18) months following the Effective Time, give written notice of such facts, claim or demand to the indemnifying party. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

     Section 5.4     Settlements.  The indemnifying party shall not be liable
                     -----------
for any settlement of any action, claims, suit, investigation, inquiry or proceeding (including, without limitation, any shareholder or derivative action or arbitration proceeding), whether commenced or threatened effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending proceeding in respect of which any indemnified party is a party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                                   ARTICLE SIX
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     Section 6.1     Conditions to Obligations of Each Party.  The respective
                     ---------------------------------------
obligations of each Party to perform this Agreement and consummate the contemplated transactions are subject to the satisfaction of the following conditions, unless waived by all Parties:

          (a)     Regulatory Approvals.  All consents of, filings and
                  --------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the contemplated transactions shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. No consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Purchaser would so materially adversely affect the economic and business benefits of the transactions contemplated by this

Agreement that, had such condition or requirement been known, the Purchaser would not, in his reasonable judgment, have entered into this Agreement.

          (b)     Consents and Approvals.  Each Party shall have obtained any
                  ----------------------
and all consents required for consummation of the contemplated transaction or for the preventing of any default under any contract or permit of such Party which, if not obtained or made, is reasonably likely to result in, individually or in the aggregate, a Material Adverse Change. No consent obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Purchaser would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, the Purchaser would not, in his reasonable judgment, have entered into this Agreement.

          (c)     Legal Proceedings.  No governmental authority of competent
                  -----------------
jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

     Section 6.2     Conditions to Obligations of Purchaser.  The obligations of
                     --------------------------------------
the Purchaser to perform this Agreement and consummate the contemplated transactions are subject to the satisfaction of the following conditions:

          (a)     Representations and Warranties.  For purposes of this Section
                  ------------------------------
6.2(a), the accuracy of the representations and warranties of the Company and the Bank set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of the Company or the Bank set forth in this agreement such that the aggregate effect of such inaccuracies resulted in, or is reasonably likely to result in, a Material Adverse Change.

          (b)     Performance of Agreements and Covenants.  Each and all of the
                  ---------------------------------------
agreements and covenants of the Company and the Bank to be performed and complied with pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)     Amendments to Governing Documents.  The Company shall have
                  ---------------------------------
made all reasonable amendments to its articles of incorporation or bylaws as may have been requested by the Purchaser to the extent that such amendments do not require the consent of the Company's shareholders.

          (d)     Officers' Certificate.  The Company shall have delivered to
                  ---------------------
the Purchaser a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, in form and substance reasonably satisfactory to Purchaser.

          (e)     Secretary's Certificate.  The Company shall have delivered a
                  -----------------------
certificate dated as of the Effective Time, certifying as to (i) the incumbency of officers of the Company and the Bank executing documents executed and delivered in connection herewith; (ii) a copy of the Company's articles of incorporation as in effect from the date of this Agreement until the Effective Time, along with a certificate of the Secretary of State of the State of Georgia as to the good standing of the Company; (iii) a copy of the bylaws of the Company as in effect from the date of this Agreement until the Effective Time;
(iv) a copy of the resolutions of the Company's board of directors authorizing and approving the applicable matters contemplated hereunder; (v) certificate of the Federal Reserve Bank certifying that the Company is a registered bank holding company; (vi) a copy of the articles of association of the Bank as in effect from the date of this Agreement until the Effective Time; (vii) a copy of the bylaws of the Bank as in effect from the date of this Agreement until the Effective Time; (viii) a certificate of the OCC as to the good standing of the Bank; and (ix) a certificate of the Federal Deposit Insurance Corporation certifying that the Bank is an insured depository institution.

          (f)     Director and Officer Waivers.  Each of the Company's and the
                  ----------------------------
Bank's current officers and directors shall have delivered customary releases and waivers reasonably satisfactory to the Purchaser, in the form of Exhibit A
                                                                     ---------
attached hereto.

          (g)     Waiver by James E. Palmer.  The Company and the Bank shall
                  -------------------------
obtain from Bubba Palmer a release and waiver reasonably satisfactory to the Purchaser, in a form substantially similar to the director and officer waivers attached hereto as Exhibit A.
                   ---------

          (h)     Director Resignations.  Each of the Directors designated on
                  ---------------------
Exhibit B attached hereto shall have resigned from the Company's board of
---------
directors.

          (i)     Chief Executive Officer.  The Bank's chief executive officer,
                  -----------------------
R. Allen Smith, shall have agreed to continue to serve as chief executive officer following consummation of the contemplated transactions and to provide at least ninety (90) days notice before resigning from the Bank.

          (j)     Voting Agreement.  The Purchaser shall have received voting
                  ----------------
agreements from the shareholders of the Company identified on Exhibit C hereto
                                                              ---------
with respect to the election of certain directors designated by the Purchaser.

          (k)     Fairness Opinion.  The Purchaser shall have received a copy of
                  ----------------
an opinion of the Company's investment advisors to the Company to the effect that the Purchase Price to be received by the Company is fair from a financial point of view to the Company.

          (l)     Legal Opinion.  The Purchaser shall have received legal
                  -------------
opinions in form and substance satisfactory to Purchaser from the Company's counsel, in substantially the form of Exhibit D.
                                      ---------

          (m)     No Material Adverse Change.  At the Effective Time, there
                  --------------------------
shall have been no material adverse change with respect to the Company. A "MATERIAL ADVERSE CHANGE" includes any event, change or occurrence which, individually, or together with any other event, change or occurrence, has or had or is reasonably likely to have a material adverse effect on (i) the financial position, business, or results or operations of the Company, the Bank or the Purchaser or (ii) the ability of the Company, the Bank or the Purchaser to perform its obligation under this Agreement.

          (n)     No Changes to Capitalization.
                  ----------------------------

               i. The Company shall not have split, combined, reclassified or otherwise changed its outstanding common stock or redeemed, purchased or acquired, or offered to redeem, purchase or acquire, any shares of its common stock.

               ii. Except to the extent necessary to meet the capital requirements of the Regulatory Authorities pursuant to Section 4.9 of this Agreement, the Company shall not have issued, sold, pledged or disposed of, or agreed to issue, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of its common stock, or any debt or equity securities convertible into, exchangeable for or exercisable for such common stock, or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

               iii. The Company shall not have issued any dividends, or other distributions, to shareholders prior to the Effective Time.

          (o)     Legal Proceedings.  At the Effective Time, no legal action,
                  -----------------
suit or proceeding shall be pending or overtly threatened which seeks to restrain or prohibit the transaction contemplated by this Agreement or which in the reasonable opinion of Purchaser has caused, or may cause, a Material Adverse Change in the assets, earnings or business of the Company.

     Section 6.3     Conditions to Obligations of the Company.  The obligations
                     ----------------------------------------
of the Company to perform this Agreement and consummate the contemplated transactions are subject to the satisfaction of the following conditions:

          (a)     Representations and Warranties.  For purposes of this Section
                  ------------------------------
6.3(a), the accuracy of the representations and warranties of the Purchaser set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided, that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of the Purchaser set forth in this agreement such that the aggregate effect of such inaccuracies results in, or is reasonably likely to result in, a Material Adverse Change.

          (b)     Performance of Agreements and Covenants.  Each and all of the
                  ---------------------------------------
agreements and covenants of the Purchaser to be performed or complied with pursuant to this Agreement prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)     No Material Adverse Change.  At the Effective Time, there
                  --------------------------
shall have been no Material Adverse Change with respect to the Purchaser.

                                  ARTICLE SEVEN
                                   TERMINATION

     Section 7.1     Termination.  Notwithstanding any other provision of this
                     -----------
Agreement, this Agreement may be terminated at any time prior to the Effective
Time:

          (a)     By mutual written agreement of the Company and the Purchaser;

          (b) By either Party (provided, that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to permit such Party to refuse to consummate the transactions contemplated by this Agreement;

          (c) By either Party in the event (i) any consent of any Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or (ii) any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby shall have become final and nonappealable;

          (d) By Purchaser in the event there has been since the time of execution of this Agreement any Material Adverse Change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Bank, whether or not arising in the ordinary course of business; or

          (e) By either Party in the event the transactions contemplated hereby shall not have been consummated within ninety (90) days following the signing of this Agreement, if the failure to consummate the transactions on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 7.1.

     Section 7.2     Effect of Termination.  In the event of the termination of
                     ---------------------
this Agreement by either the Company or the Purchaser pursuant to Section 7.1, this Agreement shall become void and have no effect, except that (i) the provisions of Sections 7.2, 9.1 and 9.2 shall survive any such termination, and (ii) no such termination shall relieve the breaching Party from liability resulting from any breach by that Party of this Agreement.

                                  ARTICLE EIGHT
                                   DEFINITIONS

     Section 8.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "AGREEMENT" shall the meaning set forth in the opening paragraph.

     "BANK" shall mean The National Bank of Gainesville, a national banking association and wholly owned subsidiary of the Company.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "CERTIFICATE" shall have the meaning ascribed to such term in Section 1.4(b) of this Agreement.

     "CLOSING" shall have the meaning ascribed to such term in Section 1.4(a) of this Agreement.

     "COMPANY" shall mean NBOG Bancorporation, Inc., a Georgia corporation.

     "COMPANY SUBSIDIARY" shall mean the subsidiaries of the Company identified on Section 2.5 of the Disclosure Schedule.

     "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any contract, law, order or permit;
     (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any contract, law, order or permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any liability under, any contract, law, order or permit.

     "DISCLOSURE SCHEDULE" shall mean the written information entitled "Disclosure Schedule" delivered prior to the date of this Agreement to Purchaser describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

     "EFFECTIVE TIME" shall have the meaning ascribed to such term in Section 1.4(a) of this Agreement.

     "ENVIRONMENTAL LAWS" shall mean all laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local governmental authorities with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including: (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Sec.Sec.9601 et seq.; (ii) the Solid Waste Disposal Act, as amended by the Reserve Conservation and Recovery Act, 42 U.S.C. Sec.Sec.6901 et seq.; (iii) the Clean Air Act, 42 U.S.C. Sec.Sec.7401 et seq.; (v) the Clean Water Act, 33 U.S.C. Sec.Sec.1251 et seq.; (vi) the Toxic Substances Control Act, 15 U.S.C. Sec.Sec.2601 et seq.; (vii) any state, county, municipal or local statutes, laws or ordinances similar or analogous to the federal statutes listed in parts (i) through (vi) of this subparagraph;
     (viii) any amendments to the statutes, laws or ordinances listed in parts
     (i) through (vi) of this subparagraph, regardless of whether in existence on the date hereof; (ix) any rules, regulations, guidelines, directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) through (vii) of this subparagraph; and (x) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like in effect now or in the future relating to environmental, health or safety matters and other laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "GDBF" shall mean the Georgia Department of Banking and Finance.

     "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign, or other court, board, body, commission, agency, authority or instrumentality, arbitral authority, self-regulatory authority, mediator, tribunal, including Regulatory Authorities and Taxing Authorities.

     "HAZARDOUS MATERIAL" shall have the meaning ascribed to such term in
     Section 2.10(c).

     "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefore, technology rights and licenses, computer software (including any source or object codes therefore or documentation relating thereto), trade secrets, franchises, know-how, inventions and other intellectual property rights.

     "KNOWLEDGE" with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, or chief financial officer, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

     "LOAN PROPERTY" shall have the meaning ascribed to such term in Section 2.10(c).

     "MARKET VALUE PER SHARE" shall be $2.80 per share.

     "MATERIAL ADVERSE CHANGE" shall have the meaning ascribed to such term in
     Section 6.2(k).

     "NASD" shall mean the National Association of Securities Dealers.

     "OCC" shall mean the Office of the Comptroller of the Currency.

     "PARTICIPATION FACILITY" shall have the meaning ascribed to such term in
     Section 2.10(c).

     "PARTIES" shall refer to the Company, the Bank and the Purchaser.

     "PERSON" shall mean a natural person or any legal, commercial or Governmental Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "PURCHASE PRICE" shall have the meaning ascribed to such term in Section
     1.1.

     "PURCHASER" shall refer to William R. Blanton.

     "REGULATORY AUTHORITY" means, collectively, the GDBF, the NASD, the OCC, the FDIC, the Department of Justice and the Federal Reserve and all other federal, state, county, local or other Governmental Authorities having jurisdiction over a Party or its subsidiaries.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC REPORTS" shall mean the Company's periodic and other reports filed under the Exchange Act.

     "SARBANES-OXLEY ACT" shall mean the Sarbanes-Oxley Act of 2002, as amended.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SECURITIES LAWS" shall mean the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the Investment Advisors Act of 1940, the Trust Indenture Act of 1939, as each may be amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "SHARES" shall have the meaning ascribed to such term in Section 1.1.

     "TAXING AUTHORITY" means the Internal Revenue Service and any other Governmental Authority responsible for the administration of any tax.

     "UNAUDITED INTERIM FINANCIALS" shall have the meaning ascribed to such term in Section 2.6.

     Section 8.2     Interpretation of Definitions.  Any singular term in this
                     -----------------------------
Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation," and such terms shall not be limited by enumeration or example.

                                  ARTICLE NINE
                                  MISCELLANEOUS

     Section 9.1     Expenses.  At the Effective Time, the Company shall pay the
                     --------
Purchaser's fees and expenses, including, but not limited to, attorneys' fees and expenses, incurred in connection with the transactions contemplated hereunder. The Company and the Bank shall bear and pay all of their own costs and expenses incurred in connection with the transactions contemplated hereunder. To the extent this Agreement is terminated prior to the Effective Time, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder.

     Section 9.2     Brokers and Finders.  Except for the Company's financial
                     -------------------
advisor, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim any broker or finder based upon such broker's representing or being retained by or allegedly representing or being retained by the Company or by the Purchaser, each of the Company and the Purchaser, as the case may be, agrees to indemnify and hold the other party harmless from any liability in respect of any such claim. The Company has provided a copy of its financial advisors' engagement letter and expected fee for services as Section 9.2 of the Disclosure Schedule and shall pay all amounts due thereunder at Closing and prior to the Effective Time, but such amount shall not affect the book value per share for purposes of Sections 4.2 or 6.2(k).

     Section 9.3     Entire Agreement.  Except as otherwise expressly provided
                     ----------------
herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     Section 9.4     Amendments.  The Parties hereto, by mutual consent of their
                     ----------
duly authorized officers, may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

     Section 9.5     Waivers.
                     -------

          (a) Prior to or at the Effective Time, Purchaser shall have the right to waive any default in the performance of any term of this Agreement by the Company or the Bank, to waive or extend the time for the compliance or fulfillment by the Company or the Bank of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Purchaser under this Agreement, except any condition which, if not satisfied, would result in the violation of any law.

          (b) Prior to or at the Effective Time, the Company, acting through its board of directors, chief executive officer, or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by the Purchaser, to waive or extend the time for the compliance or fulfillment by the Purchaser of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company, except any condition, which if not satisfied, would result in the violation of any law.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     Section 9.6     Assignment.  Except as expressly contemplated hereby,
                     ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     Section  9.7     Notices.  All  notices  or  other communications which are
                      -------
required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered or refused:

          Purchaser:          William R. Blanton
                              1475 Rolling Links Drive
                              Alpharetta, Georgia 30004
                              Facsimile Number: (678) 277-4675

          Copy to Counsel:    Nelson Mullins Riley & Scarborough LLP
                              999 Peachtree Street, NE
                              Suite 1400
                              Atlanta, GA 30309
                              Facsimile Number:  (404) 817-6050
                              Attention: William J. Ching

          Seller:             NBOG Bancorporation, Inc.
                              807 Dorsey Street
                              Gainesville, Georgia 30501
                              Facsimile Number: (678) 450-9764
                              Attention: R. Allen Smith

          Copy to Counsel:    Powell Goldstein LLP
                              One Atlantic Center - Fourteenth Floor
                              1201 West Peachtree Street, NW
                              Atlanta, GA 30309-3488
                              Facsimile Number: (404) 572-6999
                              Attention: Kathryn L. Knudson and
                              Robert D. Klingler

     Section 9.8     Governing Law.  Regardless of any conflict of law or choice
                     -------------
of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Georgia. The Parties all expressly agree and acknowledge that the State of Georgia has a reasonable relationship to the Parties and/or this Agreement. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

     Section  9.9     Counterparts.  This  Agreement  may  be executed in two or
                      ------------
more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section  9.10     Captions;  Articles and Sections.  The captions contained
                       --------------------------------
in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     Section  9.11     Interpretations.  Neither  this  Agreement  nor  any
                       ---------------
uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

     Section  9.12     Enforcement  of Agreement.  The Parties hereto agree that
                       -------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section  9.13     Severability.  Any  term  or  provision of this Agreement
                       ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                            [signatures on next page]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers, as applicable, as of the day and year first above written.

                                   PURCHASER:


                                   By: /s/ William R. Blanton
                                       -------------------------------
                                   William R. Blanton


                                   COMPANY


                                   By: /s/ R. Allen Smith
                                       -------------------------------
                                   Name: R. Allen Smith
                                         -----------------------------
                                   Title: President & CEO
                                          ----------------------------



                                   BANK


                                   By: /s/ R. Allen Smith
                                       -------------------------------
                                   Name: R. Allen Smith
                                         -----------------------------
                                   Title: President & CEO
                                          ----------------------------